SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

TRIG Acquisition 1, Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

TRIG ACQUISITION 1, INC.

641 Lexington Avenue, Suite 1526

New York, New York 10022

To the Holders of Common Stock of TRIG Acquisition 1, Inc.:

This Information Statement is being circulated to inform the stockholders of action already approved by written consent of the majority stockholders holding 62.48% of the outstanding shares of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders, warrant holders and option holders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The action to be effective at least 20 days after the mailing of this Information Statement is:

To amend the Company’s Articles of Incorporation to change the name of the Company from “TRIG Acquisition 1, Inc.” to “The Grilled Cheese Truck, Inc.”

Attached hereto for your review is an Information Statement relating to the above described action.

By Order of the Board of Directors,

/s/ David Danhi

David Danhi

Chief Executive Officer

January 30, 2013

2

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

January 30, 2013

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of TRIG Acquisition 1, Inc., a Nevada corporation (the “Company”), to notify such Stockholders of the following:

1.	On or about January 17, 2013, the Company received written consents in lieu of a meeting of Stockholders from stockholders holding 62.48% of the outstanding shares of our common stock. This represents approximately 5,275,000 of the shares of the 8,442,500 total issued and outstanding shares of common stock of the Company (the “Majority Stockholders”), authorizing the Company to amend our Articles of Incorporation to change the name of the Company from “TRIG Acquisition 1, Inc.” to “The Grilled Cheese Truck, Inc.”

2.	On January 17, 2013, the Board of Directors of the Company approved the above-mentioned action, subject to Stockholder approval. The Majority Stockholders approved the action by written consent in lieu of a meeting on January 17, 2013, in accordance with Section 78.320 of the Nevada Revised Statutes, as amended (the “NRS”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

3

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the "Board") believes that the shareholders of the Company will benefit if the Company’s name is changed from “TRIG Acquisition 1, Inc.” to “The Grilled Cheese Truck, Inc.” (the “Name Change”). Recently, the Company acquired a new wholly owned subsidiary, as further described below. The Board recommends changing the name of the Company to “The Grilled Cheese Truck, Inc.” as it will more accurately reflect our new business operations.

Accordingly, it was the Board's opinion that the corporate actions described above would better position the Company to provide the stockholders of the Company with the greatest potential return. The Board and the Majority Stockholders approved the above actions on January 17, 2013.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO “THE GRILLED CHEESE TRUCK, INC.”

General

The Board of Directors of the Company (the "Board") has approved and recommends to the shareholders a proposal to change the Company’s name from “TRIG Acquisition 1, Inc.” to “The Grilled Cheese Truck, Inc.”. The Board has authorized the filing of a Certificate of Amendment to its Articles of Incorporation with the State of Nevada to affect the Name Change. The Company anticipates the effective date of the Name Change to be February 19, 2013, at least 20 calendar days following the mailing of this Information Statement.

Reasons for the Name Change

The Board believes that changing the name of the Company is in the Company’s best interest. On October 18, 2012, the Company acquired Grilled Cheese, Inc., a California corporation, (“Grilled Cheese”) as a wholly-owned subsidiary of the Company. As a result of the Company’s acquisition of Grilled Cheese, the Company assumed the business and operations of Grilled Cheese.  The Board recommends changing the name of the Company to “The Grilled Cheese Truck, Inc.” will more accurately reflect our new business operations.

Effect of the Name Change

The change of name will not affect in any way the validity or transferability of stock certificates outstanding or the capital structure of the Company or the trading of the Company’s stock on the OTCBB. If the change of name proposal is passed by the shareholders, it will not be necessary for shareholders to surrender their existing stock certificates. Instead, when certificates are presented for transfer, new certificates bearing the name, The Grilled Cheese Truck, Inc. will be issued.

Dissenter’s Rights of Appraisal

The Stockholders have no right under the NRS, the Company’s Articles of Incorporation or the Company’s By-Laws to dissent from any of the provisions adopted as set forth herein.

Summary of the Name Change

The Board recommends changing the name of the Company to “The Grilled Cheese Truck, Inc.” will more accurately reflect our new business operations. This action has been approved by the Board and the Majority Shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on January 17, 2013, as the record date (the “Record Date”) for the determination of Stockholders, Warrant Holders and Options Holders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

4

This Information Statement is being mailed on or about January 30, 2013 to all Stockholders, Note Holders and Warrant Holders of record as of the Record Date.

OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of 100,000,000 shares of Common Stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share, of which 1,000,000 is designated as Series A Preferred Stock.

As of the date of the Consent by the Majority Stockholders, January 17, 2013, the Company had 8,442,500 shares of Common Stock issued and outstanding, and there were 0 shares of the Series A Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On January 17, 2013 the holders of 62.48% of the outstanding shares of our common stock executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The NRS provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of all shares of the Company’s common stock owned on the Record Date for (i) each person who owns beneficially more than five percent of the outstanding shares of common stock, (ii) each of our directors and named executive officers, and (iii) all directors and officers in a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of January 17, 2013. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of January 17, 2013 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: 641 Lexington Avenue, Suite 1526, New York, NY 10022.

Name of Beneficial Owner and Address (1)	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock (2)
5% Shareholders
TRIG Capital Group, LLC	1,800,000	(3)	17.57%
Peter Goldstein	1,000,000		11.84%
Trilogy Capital Partners, Inc.	1,000,000	(4)	11.84%
Michele Grant	845,00		10.01%
Joshua Capital, LLC	800,000		9.48%
Directors and Executive Officers
David Danhi	4,275,000		50.64%
Alfonso J. Cervantes	2,800,000	(5)	27.33%
Robert Y. Lee	1,000,000	(6)	11.84%
David Horin	100,000	(7)	1.17%
Brian Pallas	-		-
Dimitri Villard	-		-
All directors and officers as a group (6 people)	8,175,000		79.04%

5

(1)	Unless otherwise noted, the address of each beneficial owner is c/o TRIG Acquisition 1, Inc. 641 Lexington Avenue, Suite 1526, New York, NY 10022.

(2)	Based on 8,442,500 shares of Common Stock issued and outstanding as of January 17, 2013.

(3)	Includes 1,800,000 warrants, which are currently exercisable. TRIG Capital Group, LLC is an entity in which Alfonso J. Cervantes, our President, Secretary, Treasurer and Direct, own 33 1/3% and has voting power of.

(4)	Trilogy Capital Partners, Inc. is an entity in which Alfonso J. Cervantes, our President, Secretary, Treasurer and Direct, is the sole stockholder.

(5)	Includes 1,000,000 shares held by Trilogy Capital Partners, Inc., in which Alfonso J. Cervantes owns 100% of the company; includes 1,800,000 warrants, which are currently exercisable, held by TRIG Capital Group, LLC, in which Alfonso J. Cervantes owns 33 1/3% of the company.

(6)	Includes 800,000 shares held by Joshua Capital, LLC, in which Robert Y. Lee owns 100% of the company; and 200,000 shares which Robert Y. Lee beneficially owns through related family members.

(7)	Includes 100,000 warrants, which are currently exercisable, held by Chord Advisors, LLC, in which David Horin owns 50% of the company.

 ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-K for the year ended December 31, 2011
2.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
3.	Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
4.	Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, 641 Lexington Avenue, Suite 1526, New York, NY 10022, telephone: (212) 521-4406.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ David Danhi
David Danhi
Chief Executive Officer

6